EXHIBIT 24.1

AMERICAN EXPRESS COMPANY
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carol V. Schwartz and Louise M. Parent, severally, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, one or more registration statements in connection with debt securities of American Express Company issued or to be issued in exchange for outstanding debt securities of American Express Company and any and all amendments (including without limitation, post-effective amendments) to such registration statements, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable American Express Company to comply with the Securities Act of 1933, and any rules, regulations or requirements of the SEC in respect thereof, which amendments may make such other changes in any such registration statements as the aforesaid attorney-in-fact executing the same deems appropriate.

This Power of Attorney may be executed in counterparts.

/s/ Kenneth I. Chenault Kenneth I. Chenault	Chairman, Chief Executive Officer and Director	December 14, 2012
/s/ Daniel T. Henry Daniel T. Henry	Executive Vice President and Chief Financial Officer	December 12, 2012
/s/ Linda Zukauckas Linda Zukauckas	Executive Vice President and Corporate Comptroller (Principal Accounting Officer)	December 12, 2012
/s/ Charlene Barshefsky Charlene Barshefsky	Director	November 20, 2012
/s/ Ursula M. Burns Ursula M. Burns	Director	November 20, 2012
/s/ Peter Chernin Peter Chernin	Director	November 20, 2012
/s/ Theodore J. Leonsis Theodore J. Leonsis	Director	November 20, 2012
/s/ Jan Leschly Jan Leschly	Director	November 20, 2012
Richard C. Levin	Director	November 20, 2012
/s/ Richard A. McGinn Richard A. McGinn	Director	November 20, 2012
/s/ Edward D. Miller Edward D. Miller	Director	November 20, 2012
Steven S Reinemund	Director	November 20, 2012
/s/ Daniel L. Vasella Daniel L. Vasella	Director	November 20, 2012
/s/ Robert D. Walter Robert D. Walter	Director	November 20, 2012
/s/ Ronald A. Williams Ronald A. Williams	Director	November 20, 2012